Exhibit 99.4

LUCENT & ALCATEL MERGE
Create Global Leader in Communications Solutions

Earlier today, April 2, 2006, Lucent and Alcatel announced that they have entered into a definitive merger agreement to create the first truly global communications solutions provider.

     o THIS MERGER IS A STRATEGIC FIT BETWEEN TWO EXPERIENCED AND WELL-RESPECTED GLOBAL COMMUNICATIONS LEADERS.

     o THE TRANSACTION IS A MERGER OF EQUALS. PAT RUSSO, CURRENT CEO OF LUCENT, WILL BE THE CEO OF THE COMBINED COMPANY, AND SERGE TCHURUK, CURRENT CEO OF ALCATEL, WILL SERVE AS NON-EXECUTIVE CHAIRMAN. BOTH COMPANIES WILL BE EQUALLY REPRESENTED ON THE BOARD.
          >> North American operations will be based in New Jersey where Bell Labs will remain headquartered.

     o THE COMMUNICATIONS LANDSCAPE IS CHANGING RAPIDLY AND THIS COMBINATION IS THE BEST COURSE FOR BOTH COMPANIES.
          >> Consolidation among global players and increased competition from new companies, including a range of non-U.S. competitors, continues to alter the competitive landscape of the communications industry.
          >> Customers world-wide are pressing for enhanced products and more efficient service, which this merger will facilitate.
          >> The merger is the best way to provide long-term security for the maximum number of Lucent and Alcatel employees.

     o    THE NEW COMPANY WILL BE STRONG, COMPETITIVE, AND STABLE.

          >> In the absence of industry consolidation, significant additional U.S. job loss could occur as well as erosion of the U.S. technology base.
          >> While the merger will impact about 10 percent of the global work force, this combination should create a growing global and more stable workplace going forward.
          >> The merger will also preserve Bell Labs as a leader in research and innovation.

     o THE NEW COMPANY WILL CONTINUE TO ASSURE PROTECTION OF ITS WORK FOR THE U.S. GOVERNMENT.

          >> Lucent and Alcatel both do work for the U.S. Government, including some sensitive work, principally through Bell Labs.
          >> The combined company intends to form a separate, independent U.S. subsidiary holding certain contracts with U.S. government agencies. The subsidiary would be separately managed by a board, to be composed of three independent U.S. citizens acceptable to the U.S. government.
          >> This type of structure is routinely used to protect certain sensitive government programs in the course of mergers involving non-U.S. parties.